Exhibit 10.24

MEMORANDUM OF SALE

AGREEMENT made December 31, 2008 (this “Agreement”) between BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association (also known as Bank of America, N.A.), having an address at 214 North Tryon Street, Charlotte, North Carolina 28255 (“Seller”), and KBS DEBT HOLDINGS II X, LLC, a Delaware limited liability company, having an address at 620 Newport Center Drive, Suite 1300, Newport Beach, CA 92660 (“Purchaser”).

RECITALS

A.    Pursuant to that certain Amended and Restated Deed of Trust, Security Agreement and Fixture Filing, dated as of March 30, 2007 (as modified or amended from time to time, the “Deed of Trust”), among 4370 La Jolla Village LLC, a Delaware limited liability company (“Borrower”), as grantor, PRLAP, Inc., a North Carolina corporation, as trustee, and Mortgage Electronic Registration Systems, Inc., a Delaware corporation, as agent of Seller, Seller originated a mortgage loan (the “Mortgage Loan”) in the original principal amount of $104,800,000.00 to Borrower;

B.    The Mortgage Loan is evidenced by (i) that certain Amended and Restated Promissory Note A Secured By Deed of Trust, dated as of March 30, 2007, in the original principal amount of $94,500,000.00 (“Note A”), made by Borrower in favor of Seller, and (ii) that certain Amended and Restated Promissory Note B Secured By Deed of Trust, dated as of March 30, 2007, in the original principal amount of $10,300,000.00 (“Note B” and collectively with Note A, the “Notes”), made by Borrower in favor of Seller.

C.    The priority of the Notes is set forth in that certain Amended and Restated Intercreditor Agreement, dated as of December 31, 2008, (the “Intercreditor Agreement”), between Seller, as initial holder of Note A, and Bank of America, National Association, a national banking association, as the initial holder of Note B (“Initial Note B Holder”).

D.    Pursuant to that certain Memorandum of Sale, dated as of September 8, 2007, among Initial Note B Holder and CBRE Realty Finance Holdings IV, LLC, a Delaware limited liability company (“CBRE RFH”), Initial Note B Holder sold, transferred and assigned to CBRE all of Initial Note B Holder’s right, title and interest in and to Note B and CBRE agreed to acquire and assume such right, title and interest in and to Note B. CBRE RFH transferred and assigned its interest in and to Note B to, and said interest was acquired and assumed by, CBRE RFH’s successor in interest, CBRE Realty Finance CDO 2007-1, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (“CBRE”).

E.    Seller has agreed to sell, transfer and assign to Purchaser all of Seller’s right, title and interest in and to Note A and Purchaser has agreed to acquire and assume such right, title and interest in and to Note A.

F.    Purchaser and Seller wish to describe the terms and conditions of the sale and transfer of Note A.

G.    Capitalized terms used but not defined herein are used as defined in the Intercreditor Agreement.

IN CONSIDERATION OF the premises and the mutual agreement set forth in this Agreement, Purchaser and Seller agree as follows:

1.    PURCHASE AND SALE.

(a)    Subject to the receipt of the Purchase Price (defined below) and satisfaction of the other conditions of closing for the benefit of Seller, Seller, concurrent with the execution and delivery of this Agreement, does hereby sell and transfer Note A to Purchaser, without recourse and without covenant, representation or warranty in any respect, either express or implied, except as otherwise expressly stated herein;

(b)    Seller confirms and Purchaser acknowledges that Note A is and shall remain subject to the terms of:

(i)    the Intercreditor Agreement; and

(ii)    that certain Servicing Agreement, dated as of December 31, 2008 (the “Servicing Agreement”), among Bank of America, National Association, as servicer, CBRE, as Note B holder, and Purchaser, as Note A holder.

(c)    Purchaser does hereby assume from and after the date hereof all of the right, title and interest of Seller in and to Note A.

2.    PURCHASE PRICE.    The Purchase Price for Note A (the “Purchase Price”) shall be equal to Fifty Seven Million Eight Hundred Seventy Six Thousand Three Hundred Forty Seven and 67/100 Dollars ($57,876,347.67), which Purchase Price includes accrued interest in the amount of Four Hundred Forty One Thousand One Hundred Ninety Seven and 67/100 Dollars ($441,197.67). The Purchase Price shall be payable by Purchaser in immediately available funds via wire transfer to an account designated by Seller.

3.    LOAN DOCUMENTS.    All of the Loan Documents are in the name of Seller and are held by Seller for the benefit of the holders of each Note.

4.    OBLIGATIONS OF SELLER.    As a condition precedent to Purchaser’s obligations under this Agreement, Seller shall deliver and release to Purchaser:

(a)    three (3) original counterparts to the Assignment of Loan Documents executed by Seller;

(b)    one (1) original Allonge to Amended and Restated Promissory Note A Secured by Deed of Trust;

(c)    three (3) original counterparts to the Servicing Agreement executed by CBRE and Bank of America, National Association, as servicer; and

(d)    three (3) original counterparts of this Agreement.

5.    OBLIGATIONS OF PURCHASER.    As a condition precedent to Purchaser’s obligations under this Agreement, Purchaser shall deliver and release to Seller:

(a)    the Purchase Price;

(b)    three (3) original counterparts to the Servicing Agreement executed by Purchaser;

(c)    three (3) original counterparts to the Assignment of Loan Documents executed by Purchaser; and

(d)    three (3) original counterparts to this Agreement executed by Purchaser.

6.    SELLER REPRESENTATIONS AND WARRANTIES.    Seller represents and warrants to Purchaser, as of the date hereof, as follows:

(a)    Seller is a national banking association, validly existing and in good standing under the laws of the United States of America; Seller has the full power, authority, and legal right to transfer and convey Note A and to execute and deliver this Agreement and to perform in accordance herewith.

(b)    Neither the execution and delivery of this Agreement, the sale and transfer of Note A pursuant to the terms hereof, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will (A) conflict with or result in a breach of any of the terms, conditions or provisions of Seller’s organizational documents or any agreement or instrument to which Seller is now a party or by which it is bound, or (B) constitute a default or result in an acceleration under any such agreement or instrument, or (C) result in the violation of any law, rule, regulation, order, judgment or decree to which Seller or its property is subject, or (D) result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, in the case of each of the foregoing clauses (A) through (D), which would have a material adverse effect on the ability of Seller to perform its obligations hereunder or constitute, or result in, an encumbrance upon Note A.

(c)    There is no action, suit, proceeding or investigation pending or, to Seller’s knowledge, threatened against Seller that, either in any one instance or in the aggregate, if decided adversely to Seller would materially and adversely affect the ability of Seller to perform its obligations hereunder or constitute, or result in, an encumbrance upon Note A.

(d)    No consent, approval, authorization or order of any court, governmental agency or body, or third party is required for the execution, delivery and performance by Seller of, or compliance by Seller with, this Agreement, or if required, such approval has been obtained prior to the date hereof, and the transfer, assignment and conveyance of Note A by the Seller pursuant to this Agreement are not subject to the bulk transfer law or any similar statutory provisions in effect in any applicable jurisdiction.

(e)    This Agreement has been duly authorized, executed and delivered by Seller and constitutes a valid and legally binding obligation of Seller enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general or the rights of creditors of banking institutions and by principles of equity (regardless of whether enforceability is considered in equity or at law).

(f)    Other than Holliday Fenoglio Fowler, L.P. (whose commission shall be paid by Seller pursuant to a separate agreement between Seller and Holliday Fenoglio Fowler, L.P.), Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with its sale of Note A.

(g)    Immediately prior to the sale, transfer and assignment to the Purchaser, Note A was not subject to an assignment or pledge, and Seller had good title to (free and clear of any claim, lien, option, security interest or other charge), and was the sole owner of, Note A.

(h)    Other than as contemplated by this Agreement, Seller has not pledged, encumbered or otherwise transferred Note A.

(i)    The financial records of Seller will report the sale of Note A as a sale by Seller.

(j)    Except for the loan documents listed on Exhibit B attached hereto and made a part hereof (collectively, the “Loan Documents”), there are no other documents evidencing or securing the Mortgage Loan, and there are no amendments or modifications to the same. Seller has delivered to Purchaser true, correct and complete copies of each of the Loan Documents, and the Loan Documents listed on Exhibit B attached hereto comprise all of the documents and agreements evidencing and securing the Mortgage Loan as of the date hereof.

(k)    Seller has delivered to Purchaser a true, correct and complete copy of the Intercreditor Agreement. The Intercreditor Agreement has not been amended or modified, and there are no other agreements governing the relationship between the holder of Note A and the holder of Note B, with the exception of the Servicing Agreement.

(l)    The information with respect to the Notes set forth in Exhibit A to the Intercreditor Agreement is true and correct in all material respects as of the date of the Intercreditor Agreement.

(m)    The Loan Documents constitute the legal, valid and binding obligation of Borrower (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(n)    The Mortgage Loan is not delinquent and has not been, since the date of its date of origination, 30 days or more delinquent in respect to any debt service payment required thereunder.

(o)    The proceeds of the Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder.

(p)    To the best of Seller’s knowledge, there are no actions, suits or proceedings by or before any court or other governmental authority pending against, or affecting, Borrower or the Mortgaged Property that, if determined adversely, would materially and adversely affect the value of the Mortgaged Property or the ability of Borrower to pay principal, interest or any other amounts due under the Mortgage Loan.

(q)    All escrow deposits relating to the Loan that are required to be deposited with the lender or its agent by Borrower have been so deposited. As of December 29, 2008, (i) Seven Hundred Nineteen Thousand Three Hundred Fourteen and 24/100 Dollars ($719,314.24) was on deposit in the Debt Service Reserve Account, (ii) Two Million Seven Hundred Ninety Eight Thousand and 00/100 Dollars ($2,798,000.00) was on deposit in the Leasing Reserve Account and (iii) Three Million Sixty Five Thousand Four Hundred Seventy Four and 42/100 Dollars ($3,065,474.42) was on deposit in the Reimaging Reserve Account.

(r)    As of the date hereof, the outstanding principal balance of the Mortgage Loan is One Hundred Four Million Eight Hundred Thousand and 00/100 Dollars ($104,800,000.00). Interest on the Mortgage Loan has been paid through and including November 30, 2008.

(s)    As of the date hereof, (x) the outstanding principal balance of the Note A is Ninety Four Million Five Hundred Thousand and 00/100 Dollars ($94,500,000.00) and (y) the outstanding principal balance of Note B is Ten Million Three Hundred Thousand and 00/100 Dollars ($10,300,000.00).

(t)    To Seller’s knowledge, there is no Event of Default or evidence of any event or condition which the giving of notice or the passage of time or both, could constitute an Event of Default by Borrower or any other party under the Loan Documents.

(u)    To Seller’s knowledge, there is no claim, counterclaim, or right of set-off under the Loan Documents.

(v)    Seller has not waived any material default, breach, violation or event of acceleration existing under the Loan Documents.

(w)    Seller has not received notice of (i) the commencement of a proceeding for the condemnation of all or any material portion of the Property, or (ii) any material casualty to the Property occurring following the closing date for the Mortgage Loan.

(x)    The Deed of Trust has not been satisfied, cancelled, rescinded or subordinated in whole or in part, and the Property has not been released from the lien of the Deed of Trust, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release, in any manner that, in each case, materially adversely affects the value of the Property.

(y)    The Mortgage Loan is not cross-collateralized or cross-defaulted with any loan.

(z)    To Seller’s knowledge, there currently exists no event of default or event (including the origination of the Loan and the transfer of Note A from Seller to Purchaser) which, with the passage of time or with notice and the expiration of any grace or cure period, would or does constitute a material event of default under the Intercreditor Agreement, and the Intercreditor Agreement remains in full force and effect.

7.    PURCHASER REPRESENTATIONS AND WARRANTIES.    Purchaser represents and warrants to, and covenants with, Seller as of the date hereof that:

(a)    Purchaser is a limited liability company, validly existing and in good standing under the laws of the Delaware; Purchaser has the full corporate power, authority, and legal right to purchase, acquire and own Note A and to execute and deliver this Agreement and to perform in accordance herewith.

(b)    Neither the execution and delivery of this Agreement, the purchase and acquisition of Note A by Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, (i) conflict with or result in a breach of any of the terms, conditions or provisions of Purchaser’s charter or any agreement or instrument to which Purchaser is now a party or by which it is bound, or (ii) constitute a default or result in an acceleration under any such agreement or instrument, or (iii) result in the violation of any law, rule, regulation, order, judgment or decree to which Purchaser or its property is subject, or (iv) result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, in such case, that would have a material adverse effect on the ability of Purchaser to perform its obligations hereunder.

(c)    There is no action, suit, proceeding or investigation pending or, to Purchaser’s knowledge, threatened against Purchaser that, either in any one instance or in the aggregate, if decided adversely to Purchaser, would materially and adversely affect the ability of Purchase to perform its obligations hereunder.

(d)    No consent, approval, authorization or order of any court of governmental agency or body is required for the execution, delivery and performance by Purchaser of, or compliance by Purchaser with, this Agreement, or if required, such approval has been obtained prior to the date hereof.

(e)    This Agreement has been duly authorized, executed and delivered by Purchaser and constitutes a valid and legally binding obligation of Purchaser enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general or the rights of creditors of banking institutions and by principles of equity (regardless of whether enforceability is considered in equity or at law).

(f)    Purchaser is a Qualified Institutional Lender (as defined in the Intercreditor Agreement).

(g)    Other than Holliday Fenoglio Fowler, L.P. (whose commission shall be paid by Seller pursuant to a separate agreement between Seller and Holliday Fenoglio Fowler, L.P.), Purchaser has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with its purchase of Note A.

8.    NOTICES.    Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing and addressed to the respective party at its address set forth on Exhibit A attached hereto, or at such other address as any party shall hereafter notify the other parties as aforesaid. Notices shall be effective (i) three (3) days after the date such notice is mailed, (ii) on the next Business Day (as defined in the Intercreditor Agreement) if sent by a nationally recognized overnight courier service, (iii) on the date of delivery by personal delivery and (iv) on the date of transmission if sent by telefax during business hours on a Business Day (otherwise on the next Business Day) (with receipt of confirmation).

9.    COSTS.    Seller and Purchaser shall each pay their own respective costs and expenses incurred in connection with the negotiating, documenting, and closing of this purchase and sale contemplated by this Agreement including attorney fees and disbursements.

10.    NOT SECURITIES.    Seller and Purchaser each acknowledges that it has, independently and without reliance upon any party to either the Intercreditor Agreement, Servicing Agreement or the Loan Documents, and based on such documents and information as each has deemed appropriate, made its own credit analysis and decision to sell or purchase Note A subject to the terms of the Intercreditor Agreement, Servicing Agreement and the Loan Documents. It is not intended that any Note under the Intercreditor Agreement shall be deemed to be a security within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934.

11.    SALE NOT LOAN.    The Seller and Purchaser intend that the transfer of Seller’s right, title and interest in and to Note A pursuant to this Agreement shall constitute a purchase and sale and not a loan and each intends to treat the transaction for federal income tax purposes as a sale, and each transaction shall be reflected on Seller’s books and records, tax returns, balance sheet and other financial statements as a sale by Seller, and a purchase by Purchaser of Note A. If such transfer is deemed to be a loan, the parties intend that:

(a)    the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement; and

(b)    Seller shall be deemed to have granted to Purchaser, and Seller does hereby grant to Purchaser, a perfected first-priority security interest in all of the right, title and interest in and to Note A and that this Agreement shall constitute a security agreement under applicable law.

12.    GOVERNING LAW.

THIS AGREEMENT AND THE RESPECTIVE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW

YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

13.    WAIVER OF JURY TRIAL.

EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF RELATING TO THIS AGREEMENT.

14.    MISCELLANEOUS.

(a)    Modifications.    This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by the parties hereto.

(b)    Successors and Assigns; Third Party Beneficiaries.    This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto.

(c)    Counterparts.    This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument.

(d)    Captions.    The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

(e)    Severability of Provisions.    If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

(f)    No Partnership.    Nothing contained in this Agreement, and no action taken pursuant hereto shall be deemed to constitute either between or among any of the parties hereto, the Servicing Agreement, or the Intercreditor Agreement, a partnership, association, joint venture or other entity.

(g)    Binding Effect.    This Agreement shall be binding upon and insure to the benefit of the parties hereto and their heirs, administrators, successors and assigns.

(h)    Interpretation.    Whenever the context hereof shall so require, the singular shall include the plural, and the male gender shall include the female gender and the neuter and vice versa.

(i)    Confidentiality.    Seller and Purchaser each hereby agrees to fully comply with all applicable laws, rules and regulations governing the confidentiality of any information acquired from or concerning one another or relating to pricing for the purchase and sale described in this Agreement.

(j)    Entire Agreement.    This Agreement supersedes and nullifies any and all prior or contemporaneous conditions, covenants, representations, warranties, understandings or agreements, whether written or oral, between the parties, and constitutes the sole, entire and only agreement between the parties as specifically set forth in this Agreement and in the documents referred to in this Agreement.

(k)    Further Assurances.    Each party to this Agreement agrees to execute and deliver such instruments and take such actions as the other party may, from time to time, reasonably request to effect the purpose and carry out the terms of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Seller and Purchaser have executed this Agreement as of the date first above written.

SELLER:

BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association

By:	/s/ Steven Wasser
Name: Steven Wasser
Title: Managing Director

PURCHASER:

KBS DEBT HOLDINGS II X, LLC, a Delaware limited liability company

By:	KBS LIMITED PARTNERSHIP II,
a Delaware limited partnership,
its sole manager

	By:	KBS REAL ESTATE INVESTMENT TRUST II, INC.,
a Maryland corporation,
its sole general partner

By:	/s/ Charles J. Schreiber, Jr.
Name: Charles J. Schreiber, Jr.
Title: Chief Executive Officer

EXHIBIT A

NOTICE ADDRESSES

SELLER:

Bank of America, N.A.

Capital Markets Servicing Group

NC1-026-06-01

900 West Trade Street, Suite 650

Charlotte, North Carolina 28255

Attention: Servicing Manager

with a copy to:

Cadwalader, Wickersham & Taft LLP

227 West Trade Street, Suite 2400

Charlotte, North Carolina

Attention: James P. Carroll, Esq.

PURCHASER:

KBS Debt Holdings II X, LLC

620 Newport Center Drive, Suite 1300

Newport Beach, CA 92660

Attention: Brian Ragsdale and Jeff Rader

with a copy to:

KBS Capital Advisors LLC

620 Newport Center Drive, Suite 1300

Newport Beach, CA 92660

Attention: James Chiboucas, Esq.

and

Morgan, Lewis & Bockius LLP

5 Park Plaza, Suite 1750

Irvine, CA 92614

Attention: Scott A. Morehouse, Esq.

Exh. A

EXHIBIT B

LOAN DOCUMENTS

1.	Amended and Restated Promissory Note A Secured by Deed of Trust

2.	Note Splitter and Modification Agreement

3.	Amended and Restated Assignment of Leases and Rents

4.	Amended and Restated Deed of Trust, Security Agreement and Fixture Filing

5.	Amended and Restated Cash Management Agreement

6.	Amended and Restated Consent and Agreement of Manager

7.	Amended and Restated Environmental Indemnity Agreement

8.	Amended and Restated Assignments of Warranties and Other Contract

9.	Amended and Restated Restricted Account Agreement

10.	Amended and Restated Reserve and Security Agreement

11.	Borrower’s Certificate

12.	Amended and Restated Agreement Regarding Securitization and Confidentiality

13.	Receipt and Closing Certificate

14.	Disbursement Authorization

15.	UCC Financing Statements (Delaware Secretary of State and San Diego County, California)

16.	Title Insurance Policy

17.	Escrow Instruction Letter

18.	Amended and Restated Intercreditor Agreement

19.	Servicing Agreement

Exh. B